UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2007

(Date of report; date of

earliest event reported)

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8400 Normandale Lake Boulevard

Minneapolis, Minnesota

55437

(Address of principal executive offices)

(Zip Code)

(952) 857-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On Aug. 27, 2007, Residential Funding Company, LLC (RFC) and Equity Investments II, LLC, each wholly owned subsidiaries of Residential Capital, LLC (ResCap), sold substantially all of the assets and operations comprising their healthcare finance business to GMAC Commercial Finance LLC, a wholly owned subsidiary of GMAC LLC, pursuant to an asset purchase agreement.

The healthcare finance business was historically reported within ResCap’s Business Capital Group segment in its financial statements and reports filed with the Securities and Exchange Commission.

ResCap received $775 million, representing approximately 90 percent of book value on the closing date of the assets transferred. The asset purchase agreement provides that the purchase price will be equal to the fair value of the healthcare finance business as of the closing date as determined by one or more independent, third-party valuations, but in no event less than $775 million. If the fair value is independently determined to be greater than $775 million at closing, Commercial Finance will promptly pay to ResCap the difference between the fair value and the amount received at closing.

The asset purchase agreement contains customary representations and warranties, covenants and indemnification agreements by RFC, Equity Investments and Commercial Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated: August 31, 2007	/S/ SANJIV KHATTRI
Sanjiv Khattri
Chief Financial Officer